Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-226395) on Form S-1 and related Prospectus of Citius Pharmaceuticals, Inc. of our report dated December 13, 2017, relating to the consolidated financial statements of Citius Pharmaceuticals, Inc., appearing in the Annual Report on Form 10-K for the year ended September 30, 2017.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts

August 6, 2018